NEWS FOR IMMEDIATE RELEASE

October 25, 2011                                                                                  For Further Information Contact:

Paul M. Limbert
President and Chief Executive Officer

or

Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces Increased Earnings

Wheeling, WV… Paul M. Limbert, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ Global Market: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced increased earnings for the three and nine months ended September 30, 2011.

Net income for the quarter ended September 30, 2011 was $11.0 million as compared to $9.2 million for the third quarter of 2010, representing an increase of 20.3%, while diluted earnings per share were $0.41, as compared to $0.34 per share for the third quarter of 2010.  For the nine month period ended September 30, 2011, net income was $33.2 million as compared to $25.3 million for the same period in 2010, representing an increase of 31.1%, while diluted earnings per share were $1.25, as compared to $0.95 per share for the nine months ended September 30, 2010.

Mr. Limbert commented, “WesBanco has continued to post improved earnings in the third quarter and year-to-date which allowed us to increase the quarterly dividend from $0.14 to $0.16 over the last three quarters.  Net interest income and the margin have continued to grow as compared to 2010, as we have proactively managed funding costs and have improved the mix of lower cost transaction accounts as compared to other higher cost funding sources.  In addition, certain non-interest income categories have improved, such as trust fees and electronic banking fees, while service charges on deposits have stabilized after last year’s regulatory changes. We are also seeing the benefits of expense saving initiatives with the efficiency ratio dropping to 56.8% in the third quarter from 61.1% in the 2010 third quarter.”

Net Interest Income

Net interest income increased $0.9 million or 2.2% in the third quarter and $3.7 million or 3.0% in the first nine months of 2011 as compared to the same periods in 2010 due to increases in the net interest margin.  The margin strengthened through disciplined pricing of loans and deposits, and significant improvements in the funding mix. In addition, interest income from the investment portfolio has increased by 2.3% in the first nine months of 2011 due to an increase in average outstanding balances partially offset by a decrease in the average rates earned.

The net interest margin improved to 3.67% in the third quarter and to 3.69% in the year-to-date period of 2011, an increase of 6 and 11 basis points, respectively, as compared to the same periods in 2010.  The average rate on interest bearing liabilities decreased by 28 basis points in the third quarter and 38 basis points in the year-to-date period, while the rate on earning assets declined at a slower pace of 20 and 25 basis points, respectively. Lower offered rates on maturing, higher-rate certificates of deposit and an increase in balances of lower-cost products including checking, money market and savings accounts all contributed to the improvement in the cost of funds.  Average total deposits increased 2.4% in the third quarter as compared to the third quarter of 2010.  This growth includes deposits received from customers participating in Marcellus shale gas activity. In addition, the average balance for FHLB borrowings, which have the highest average interest cost at 3.42% and represent 12.8% of interest expense, decreased by $104.4 million or 34.4% in the third quarter of 2011 from the third quarter of 2010.  The decrease in FHLB borrowings was due to scheduled maturities, funded primarily by the increase in deposits, and resulted in these borrowings dropping to 3.2% of total assets from 4.8% at September 30, 2010.  Improvements in the mix of deposit accounts also contributed to the improved cost of funds, with average CDs decreasing to 37.9% of total average deposits in the third quarter, from 42.3% in the third quarter of 2010, while all other account types increased to 62.1% of total deposits.

Provision and Allowance for Credit Losses

The provision for credit losses decreased $0.9 million in the third quarter and $9.3 million in the first nine months of 2011 as compared to the same periods in 2010. Net charge-offs increased $10.5 million as compared to the second quarter of 2011 due to $10.3 million of charge-offs relating to the sale of commercial real estate loans with a carrying value of $17.2 million. Proceeds from the sale were $6.9 million, and previous specific and general reserves associated with these loans totaled $4.8 million. Third quarter 2011 net charge-offs were slightly lower than in the third quarter of 2010, which for that period also included a loan sale resulting in $10.5 million in additional charge-offs.  The allowance for loan losses decreased by 10.3% as compared to June 30, 2011 and 9.8% as compared to December 31, 2010, due primarily to the reduction of required reserves attributable to loans that were sold or otherwise charged down in the current quarter. The allowance for loan losses was 1.70% of total loans at September 30, 2011, 1.86% at December 31, 2010 and 1.78% at September 30, 2010.

Non-accrual loans at September 30, 2011 decreased $5.2 million as compared to June 30, 2011, while increasing $3.2 million from the third quarter of 2010. The decrease in the third quarter of 2011 was due to the sale of loans, while the increase from the third quarter of 2010 was the result of certain troubled debt restructured loans being placed on non-accrual, primarily during the first six months of 2011. Troubled debt restructurings accruing interest decreased $9.0 million compared to June 30, 2011, and decreased $8.1 million from September 30, 2010, also primarily due to the loan sale and the movement of certain loans to non-accrual.  As a result, total non-performing loans at September 30, 2011 decreased 14.5% from June 30, 2011 and 5.5% from September 30, 2010.  Classified and criticized loans at September 30, 2011 decreased $35.1 million or 11.5% compared to June 30, 2011 and $50.7 million or 15.8% as compared to September 30, 2010, of which, $17.2 million was attributable to the loan sale, with the remainder resulting from improvements in credit quality, principal reductions or other exit strategies, and other net charge-offs.

Non-Interest Income and Non-Interest Expense

In the third quarter of 2011 non-interest income decreased $0.4 million or 2.5% as compared to the third quarter of 2010 and $0.5 million or 1.1% as compared to last year-to-date.  The quarterly decrease was due to a $0.9 million decrease in net securities gains, and a $0.7 million decrease in net gains on sales of mortgage loans, as more loans with terms of 15 years and less are being retained in 2011. These decreases were partially offset by a $0.4 million increase in electronic banking fees due to increased transaction volume, and continued decreases in losses on other real estate owned. Similar trends were evident in the year-to-date period, but additionally trust fees increased $1.5 million or 13.2% through new business, fee increases and market improvements, and service charges on deposits decreased $1.9 million due to regulatory changes effective in the third quarter of last year.  Service charges on deposits stabilized in the current quarter as compared to both the third quarter of 2010 and the second quarter of 2011.

Non-interest expense decreased $2.1 million or 5.8% in the third quarter and $0.8 million or 0.8% in the first nine months of 2011, as compared to the same periods in 2010. In the third quarter, employee benefits decreased $1.0 million due to lower employee health care costs, and FDIC insurance decreased $0.6 million due to a new calculation of FDIC insurance expense, effective earlier this year.  Other operating expense decreased by $1.0 million due to the recovery of a second quarter expense item relating to retail customer fraud for $0.7 million and continued expense reductions in many other categories. Year-to-date, FDIC insurance decreased $1.3 million and employee benefits decreased $0.7 million, partially offset by increases in salaries and wages of $1.3 million, due to routine annual adjustments to compensation, and a $0.9 million increase in marketing due to the promotions focused on growing demand deposits and home equity loans. WesBanco’s efficiency ratio was 56.8% in the third quarter as compared to 61.1% in the third quarter of 2010.  Year-to-date the ratio was 59.4% compared to 61.1% in the 2010 period.

Provision for Income Taxes

The provision for income taxes increased $1.7 million in the third quarter of 2011 and $5.4 million in the nine month period as compared to the same periods in 2010. The primary reasons for the increase were increased earnings and an increase in the estimated effective tax rate for 2011 to 19.2% from 8.9% in 2010, as the ratio of taxable income to tax-exempt income increased.

Financial Condition

Total assets at September 30, 2011 increased 2.6% from both year end and from September 30, 2010, primarily from increased investments in securities and increased balances of cash and due from banks funded by increases in deposits.  Available funding was also utilized to pay down higher cost FHLB borrowings.  Portfolio loans decreased 1.5% from December 31, 2010 even though loan originations increased on a year-to-date basis, primarily due to the sale of certain impaired loans in the third quarter, the charge-off or other exit of certain other impaired loans, several larger loan payoffs and more conservative underwriting due to the uncertain economic environment.  However, excluding the effect of the loan sale in the 2011 third quarter, loans decreased only 0.9% from year end. The investment portfolio has grown 14.6% from September 30, 2010 to $1.6 billion which provides significant amounts of liquidity as well as additional interest income.

Total deposits increased 4.4% as compared to year end, primarily due to an increase in all deposit categories other than CDs, which decreased 5.7% due to planned reductions through lower offered rates for new and rollover CDs. The total increase in lower cost deposit categories other than CDs was 11.5%, with non-interest bearing demand deposits increased 14.5% from year end as a result of marketing campaigns, customer incentives, and treasury management and other business banking initiatives for commercial customers. Additional trust deposits and timing differences for certain governmental deposits were also factors in the increase. Total non-interest bearing checking accounts are now 15.5% of total deposits.  WesBanco’s loan to deposit ratio was 77% at quarter-end, with liquidity available to fund loan growth as the economy improves.

WesBanco continued to grow its already strong regulatory capital ratios to 8.69% tier I leverage, 12.49% tier I risk-based capital, and 13.74% total risk-based capital, all of which improved in each of the last eight consecutive quarters.  Both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators.  Total tangible equity to tangible assets (non-GAAP measure) was 6.72% at September 30, 2011, a 13 basis point improvement from the second quarter of 2011 and a 39 basis point increase from 6.33% at December 31, 2010, primarily due to ongoing balance sheet management strategies and increases in shareholders’ equity.  The increase in shareholders’ equity was due to improved operating results net of dividends declared, and an increase in other comprehensive income since year end by $6.2 million.  WesBanco also increased its quarterly dividend to $0.15 per share in February and to $0.16 per share in August, representing a cumulative 14.3% increase over the prior year rate.

WesBanco is a multi-state bank holding company with total assets of approximately $5.5 billion, operating through 112 branch locations and 123 ATMs in West Virginia, Ohio, and Pennsylvania.  WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia.  WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2010 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Forms 10-Q for the quarters ended March 31 and June 30, 2011, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, Financial Institution Regulatory Authority, Municipal Securities Rulemaking Board, Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 4
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Nine Months Ended
STATEMENT OF INCOME	September 30,			September 30,
Interest and dividend income	2011	2010	% Change	2011	2010	% Change
Loans, including fees	$ 44,191	$ 46,753	(5.48%)	$ 133,051	$ 143,038	(6.98%)
Interest and dividends on securities:
Taxable	9,032	8,957	0.84%	27,171	26,792	1.41%
Tax-exempt	3,019	2,763	9.27%	9,051	8,609	5.13%
Total interest and dividends on securities	12,051	11,720	2.82%	36,222	35,401	2.32%
Other interest income	45	103	(56.31%)	154	299	(48.49%)
Total interest and dividend income	56,287	58,576	(3.91%)	169,427	178,738	(5.21%)
Interest Expense
Interest bearing demand deposits	394	650	(39.38%)	1,397	1,957	(28.62%)
Money market deposits	1,189	1,821	(34.71%)	3,969	5,949	(33.28%)
Savings deposits	332	533	(37.71%)	1,169	1,758	(33.50%)
Certificates of deposit	7,728	8,817	(12.35%)	23,707	28,299	(16.23%)
Total interest expense on deposits	9,643	11,821	(18.42%)	30,242	37,963	(20.34%)
Federal Home Loan Bank borrowings	1,714	2,576	(33.46%)	5,743	10,477	(45.18%)
Other short-term borrowings	1,220	1,207	1.08%	3,590	3,558	0.90%
Junior subordinated debt owed to unconsolidated subsidiary trusts	809	986	(17.95%)	2,421	2,974	(18.59%)
Total interest expense	13,386	16,590	(19.31%)	41,996	54,972	(23.60%)
Net interest income	42,901	41,986	2.18%	127,431	123,766	2.96%
Provision for credit losses	10,836	11,778	(8.00%)	25,680	34,953	(26.53%)
Net interest income after provision for credit losses	32,065	30,208	6.15%	101,751	88,813	14.57%
Non-interest income
Trust fees	3,941	3,765	4.67%	12,975	11,459	13.23%
Service charges on deposits	4,881	4,897	(0.33%)	13,992	15,914	(12.08%)
Electronic banking fees	2,679	2,230	20.13%	7,486	6,335	18.17%
Net securities brokerage and insurance services revenue	1,703	1,874	(9.12%)	5,117	5,341	(4.19%)
Bank-owned life insurance	908	879	3.30%	2,703	2,789	(3.08%)
Net gains on sales of mortgage loans	327	985	(66.80%)	1,298	2,079	(37.57%)
Net securities gains	67	981	(93.17%)	97	3,284	(97.05%)
Net loss on other real estate owned and other assets	(162)	(654)	75.23%	(978)	(3,499)	72.05%
Other income	255	19	1242.11%	1,430	900	58.89%
Total non-interest income	14,599	14,976	(2.52%)	44,120	44,602	(1.08%)
Non-interest expense
Salaries and wages	14,227	13,749	3.48%	41,612	40,326	3.19%
Employee benefits	3,662	4,671	(21.60%)	13,294	14,016	(5.15%)
Net occupancy	3,068	2,534	21.07%	8,450	8,133	3.90%
Equipment	2,107	2,460	(14.35%)	6,552	7,440	(11.94%)
Marketing	1,214	1,223	(0.74%)	3,861	3,008	28.36%
FDIC insurance	1,091	1,740	(37.30%)	3,760	5,028	(25.22%)
Amortization of intangible assets	599	676	(11.39%)	1,822	2,060	(11.55%)
Other operating expenses	7,639	8,628	(11.46%)	25,450	25,629	(0.70%)
Total non-interest expense	33,607	35,681	(5.81%)	104,801	105,640	(0.79%)
Income before provision for income taxes	13,057	9,503	37.40%	41,070	27,775	47.87%
Provision for income taxes	2,044	350	484.00%	7,898	2,473	219.37%
Net income	$ 11,013	$ 9,153	20.32%	$ 33,172	$ 25,302	31.10%

Taxable equivalent net interest income	$ 44,526	$ 43,474	2.42%	$ 132,304	$ 128,402	3.04%

Per common share data
Net income per common share - basic	$ 0.41	$ 0.34	20.59%	$ 1.25	$ 0.95	31.58%
Net income per common share - diluted	$ 0.41	$ 0.34	20.59%	$ 1.25	$ 0.95	31.58%
Dividends declared	$ 0.16	$ 0.14	14.29%	$ 0.46	$ 0.42	9.52%
Book value (period end)				$ 23.82	$ 22.88	4.11%
Tangible book value (period end) (1)				$ 13.17	$ 12.11	8.75%
Average common shares outstanding - basic	26,629,360	26,586,953	0.16%	26,609,755	26,577,302	0.12%
Average common shares outstanding - diluted	26,629,543	26,587,281	0.16%	26,610,347	26,577,827	0.12%
Period end common shares outstanding	26,629,360	26,586,953	0.16%	26,629,360	26,586,953	0.16%

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 5
(unaudited, dollars in thousands)

Selected ratios
	For the Nine Months Ended
	September 30,
	2011	2010	% Change

Return on average assets	0.82%	0.62%	32.26%
Return on average equity	7.15	5.60	27.68
Return on average tangible equity (1)	13.68	11.25	21.60
Yield on earning assets (2)	4.86	5.11	(4.89)
Cost of interest bearing liabilities	1.36	1.74	(21.84)
Net interest spread (2)	3.50	3.38	3.55
Net interest margin (2)	3.69	3.58	3.07
Efficiency (2)	59.40	61.06	(2.72)
Average loans to average deposits	77.02	83.32	(7.56)
Annualized net loan charge-offs/average loans	1.33	1.44	(7.64)
Effective income tax rate	19.23	8.90	116.07

	For the Quarter Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2011	2011	2011	2010	2010

Return on average assets	0.80%	0.88%	0.77%	0.76%	0.67%
Return on average equity	6.92	7.71	6.81	6.69	5.96
Return on average tangible equity (1)	13.03	14.73	13.29	13.09	11.80
Yield on earning assets (2)	4.78	4.90	4.92	4.94	4.98
Cost of interest bearing liabilities	1.28	1.35	1.44	1.48	1.56
Net interest spread (2)	3.50	3.55	3.47	3.46	3.42
Net interest margin (2)	3.67	3.73	3.67	3.66	3.61
Efficiency (2)	56.84	59.79	61.63	60.36	61.05
Average loans to average deposits	76.55	76.47	78.08	78.69	80.60
Annualized net loan charge-offs/average loans	2.11	0.85	1.03	0.80	2.09
Effective income tax rate	15.65	23.43	17.74	15.40	3.69
Trust Assets, market value at period end	$ 2,789,218	$ 3,029,320	$ 3,061,907	$ 2,943,786	$ 2,797,935

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 6
(unaudited, dollars in thousands, except shares)					% Change
Balance sheets	September 30,			December 31,	December 31, 2010
Assets	2011	2010	% Change	2010	to September 30, 2011
Cash and due from banks	$ 126,437	$ 88,371	43.08%	$ 57,242	120.88%
Due from banks - interest bearing	19,081	583	3,172.90	21,894	(12.85)
Securities:
Available-for-sale, at fair value	952,065	893,414	6.56	957,481	(0.57)
Held-to-maturity (fair values of $631,405; $476,710 and $465,902, respectively)	604,994	465,297	30.02	468,710	29.08
Total securities	1,557,059	1,358,711	14.60	1,426,191	9.18
Loans held for sale	8,139	13,132	(38.02)	10,800	(24.64)
Portfolio Loans:
Commercial real estate	1,697,791	1,733,426	(2.06)	1,757,249	(3.38)
Commercial and industrial	426,165	431,996	(1.35)	412,726	3.26
Residential real estate	612,647	635,934	(3.66)	608,693	0.65
Home equity	250,867	248,481	0.96	249,423	0.58
Consumer	252,908	268,265	(5.72)	260,585	(2.95)
Total portfolio loans, net of unearned income	3,240,378	3,318,102	(2.34)	3,288,676	(1.47)
Allowance for loan losses	(55,098)	(58,989)	6.60	(61,051)	9.75
Net portfolio loans	3,185,280	3,259,113	(2.27)	3,227,625	(1.31)
Premises and equipment, net	83,198	85,868	(3.11)	85,928	(3.18)
Accrued interest receivable	20,837	20,882	(0.22)	20,536	1.47
Goodwill and other intangible assets, net	283,737	286,228	(0.87)	285,559	(0.64)
Bank-owned life insurance	109,204	106,054	2.97	106,502	2.54
Other assets	109,186	143,681	(24.01)	119,181	(8.39)
Total Assets	$ 5,502,158	$ 5,362,623	2.60%	$ 5,361,458	2.62%

Liabilities
Deposits:
Non-interest bearing demand	$ 676,724	$ 562,770	20.25%	$ 591,052	14.49%
Interest bearing demand	571,736	493,172	15.93	481,129	18.83
Money market	903,724	853,324	5.91	854,836	5.72
Savings deposits	587,263	520,074	12.92	530,701	10.66
Certificates of deposit	1,616,961	1,741,736	(7.16)	1,714,705	(5.70)
Total deposits	4,356,408	4,171,076	4.44	4,172,423	4.41
Federal Home Loan Bank borrowings	176,581	259,179	(31.87)	253,606	(30.37)
Other short-term borrowings	192,780	180,422	6.85	187,385	2.88
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,058	106,027	0.03	106,034	0.02
Total borrowings	475,419	545,628	(12.87)	547,025	(13.09)
Accrued interest payable	5,772	6,888	(16.20)	6,559	(12.00)
Other liabilities	30,157	30,744	(1.91)	28,588	5.49
Total liabilities	4,867,756	4,754,336	2.39	4,754,595	2.38

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
26,633,848 shares issued; 26,629,360 shares, 26,586,953
shares and 26,586,953 shares outstanding, respectively	55,487	55,487	-	55,487	-
Capital surplus	191,471	191,902	(0.22)	191,987	(0.27)
Retained earnings	382,442	354,925	7.75	361,513	5.79
Treasury stock (4,488; 46,895 and 46,895 shares - at cost,
respectively)	(96)	(1,063)	90.97	(1,063)	90.97
Accumulated other comprehensive income	6,287	8,221	(23.53)	131	4,699.24
Deferred benefits for directors	(1,189)	(1,185)	(0.34)	(1,192)	0.25
Total Shareholders' Equity	634,402	608,287	4.29	606,863	4.54
Total Liabilities and Shareholders' Equity	$ 5,502,158	$ 5,362,623	2.60%	$ 5,361,458	2.62%

WESBANCO, INC.
Consolidated Selected Financial Highlights			Page 7
(unaudited, dollars in thousands, except shares)
Balance sheets	September 30,	June 30,
Assets	2011	2011	% Change
Cash and due from banks	$ 126,437	$ 73,563	71.88%
Due from banks - interest bearing	19,081	9,782	95.06
Securities:
Available-for-sale, at fair value	952,065	938,342	1.46
Held-to-maturity (fair values of $631,405 and $596,341, respectively)	604,994	586,353	3.18
Total securities	1,557,059	1,524,695	2.12
Loans held for sale	8,139	4,205	93.56
Portfolio Loans:
Commercial real estate	1,697,791	1,733,753	(2.07)
Commercial and industrial	426,165	429,162	(0.70)
Residential real estate	612,647	598,720	2.33
Home equity	250,867	250,678	0.08
Consumer	252,908	250,733	0.87
Total portfolio loans, net of unearned income	3,240,378	3,263,046	(0.69)
Allowance for loan losses	(55,098)	(61,418)	10.29
Net portfolio loans	3,185,280	3,201,628	(0.51)
Premises and equipment, net	83,198	84,325	(1.34)
Accrued interest receivable	20,837	20,683	0.74
Goodwill and other intangible assets, net	283,737	284,336	(0.21)
Bank-owned life insurance	109,204	108,296	0.84
Other assets	109,186	114,394	(4.55)
Total Assets	$ 5,502,158	$ 5,425,907	1.41%

Liabilities
Deposits:
Non-interest bearing demand	$ 676,724	$ 629,429	7.51%
Interest bearing demand	571,736	495,807	15.31
Money market	903,724	897,929	0.65
Savings deposits	587,263	570,274	2.98
Certificates of deposit	1,616,961	1,627,900	(0.67)
Total deposits	4,356,408	4,221,339	3.20
Federal Home Loan Bank borrowings	176,581	226,897	(22.18)
Other short-term borrowings	192,780	208,704	(7.63)
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,058	106,050	0.01
Total borrowings	475,419	541,651	(12.23)
Accrued interest payable	5,772	5,906	(2.27)
Other liabilities	30,157	33,974	(11.24)
Total liabilities	4,867,756	4,802,870	1.35

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
26,633,848 shares issued; 26,629,360 shares outstanding	55,487	55,487	-
Capital surplus	191,471	191,263	0.11
Retained earnings	382,442	375,689	1.80
Treasury stock (4,488 shares - at cost)	(96)	(96)	-
Accumulated other comprehensive income	6,287	1,875	235.31
Deferred benefits for directors	(1,189)	(1,181)	(0.68)
Total Shareholders' Equity	634,402	623,037	1.82
Total Liabilities and Shareholders' Equity	$ 5,502,158	$ 5,425,907	1.41%

WESBANCO, INC.
Consolidated Selected Financial Highlights								Page 8
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	Three Months Ended September 30,				Nine Months Ended September 30,
	2011		2010		2011		2010
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 51,860	0.18%	$ 79,613	0.32%	$ 47,280	0.19%	$ 95,895	0.23%
Loans, net of unearned income (1)	3,276,095	5.35%	3,367,628	5.51%	3,263,317	5.45%	3,414,824	5.60%
Securities: (2)
Taxable	1,170,868	3.09%	1,054,588	3.40%	1,156,706	3.13%	981,320	3.64%
Tax-exempt (3)	297,595	6.24%	260,944	6.52%	297,412	6.24%	269,142	6.56%
Total securities	1,468,463	3.73%	1,315,532	4.02%	1,454,118	3.77%	1,250,462	4.27%
Other earning assets	24,087	0.36%	29,743	0.54%	25,748	0.45%	30,121	0.60%
Total earning assets (3)	4,820,505	4.78%	4,792,516	4.98%	4,790,463	4.86%	4,791,302	5.11%
Other assets	632,749		629,665		624,988		633,237
Total Assets	$ 5,453,254		$ 5,422,181		$ 5,415,451		$ 5,424,539

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 521,894	0.30%	$ 474,897	0.54%	$ 511,416	0.37%	$ 468,571	0.56%
Money market accounts	903,746	0.52%	851,910	0.85%	889,797	0.60%	804,810	0.99%
Savings deposits	579,901	0.23%	518,272	0.41%	563,789	0.28%	508,740	0.46%
Certificates of deposit	1,623,908	1.89%	1,765,540	1.98%	1,645,866	1.93%	1,763,315	2.15%
Total interest bearing deposits	3,629,449	1.05%	3,610,619	1.30%	3,610,868	1.12%	3,545,436	1.43%
Federal Home Loan Bank borrowings	198,986	3.42%	303,377	3.37%	223,277	3.44%	393,279	3.56%
Other borrowings	200,025	2.42%	183,895	2.60%	191,552	2.51%	181,441	2.62%
Junior subordinated debt	106,054	3.03%	109,889	3.56%	106,046	3.05%	110,739	3.59%
Total interest bearing liabilities	4,134,514	1.28%	4,207,780	1.56%	4,131,743	1.36%	4,230,895	1.74%
Non-interest bearing demand deposits	649,956		567,645		626,088		553,170
Other liabilities	37,610		37,824		37,141		36,672
Shareholders' equity	631,174		608,932		620,479		603,802
Total Liabilities and Shareholders' Equity	$ 5,453,254		$ 5,422,181		$ 5,415,451		$ 5,424,539
Taxable equivalent net interest spread		3.50%		3.42%		3.50%		3.38%
Taxable equivalent net interest margin		3.67%		3.61%		3.69%		3.58%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.
Loan fees included in interest income on loans are $1.0 million and $0.9 million for the three months ended September 30, 2011 and 2010, and $3.3 million and $3.1 million for the nine months ended September 30, 2011 and 2010, respectively.
(2) Average yields on available-for sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 9
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Interest income	2011	2011	2011	2010	2010
Loans, including fees	$ 44,191	$ 44,511	$ 44,348	$ 46,341	$ 46,753
Interest and dividends on securities:
Taxable	9,032	9,431	8,708	8,589	8,957
Tax-exempt	3,019	3,046	2,986	2,799	2,763
Total interest and dividends on securities	12,051	12,477	11,694	11,388	11,720
Other interest income	45	54	56	66	103
Total interest and dividend income	56,287	57,042	56,098	57,795	58,576
Interest Expense
Interest bearing demand deposits	394	501	503	610	650
Money market deposits	1,189	1,208	1,572	1,581	1,821
Savings deposits	332	349	488	484	533
Certificates of deposit	7,728	7,929	8,050	8,518	8,817
Total interest expense on deposits	9,643	9,987	10,613	11,193	11,821
Federal Home Loan Bank borrowings	1,714	2,003	2,026	2,244	2,576
Other short-term borrowings	1,220	1,188	1,182	1,214	1,207
Junior subordinated debt owed to unconsolidated subsidiary trusts	809	811	801	818	986
Total interest expense	13,386	13,989	14,622	15,469	16,590
Net interest income	42,901	43,053	41,476	42,326	41,986
Provision for credit losses	10,836	6,802	8,041	9,625	11,778
Net interest income after provision for credit losses	32,065	36,251	33,435	32,701	30,208
Non-interest income
Trust fees	3,941	4,272	4,762	4,377	3,765
Service charges on deposits	4,881	4,889	4,222	4,731	4,897
Electronic banking fees	2,679	2,523	2,284	2,147	2,230
Net securities brokerage and insurance services revenue	1,703	1,694	1,721	1,575	1,874
Bank-owned life insurance	908	900	895	1,716	879
Net gains on sales of mortgage loans	327	389	582	806	985
Net securities gains	67	14	17	78	981
Net loss on other real estate owned and other assets	(162)	(271)	(545)	(629)	(654)
Other income	255	606	566	196	19
Total non-interest income	14,599	15,016	14,504	14,997	14,976
Non-interest expense
Salaries and wages	14,227	13,800	13,585	14,127	13,749
Employee benefits	3,662	4,408	5,224	4,299	4,671
Net occupancy	3,068	2,461	2,921	2,595	2,534
Equipment	2,107	2,145	2,300	2,475	2,460
Marketing	1,214	1,642	1,005	1,179	1,223
FDIC insurance	1,091	1,015	1,654	1,653	1,740
Amortization of intangible assets	599	605	618	669	676
Other operating expenses	7,639	9,627	8,184	8,514	8,628
Total non-interest expense	33,607	35,703	35,491	35,511	35,681
Income before provision for income taxes	13,057	15,564	12,448	12,187	9,503
Provision for income taxes	2,044	3,646	2,208	1,877	350
Net income	$ 11,013	$ 11,918	$ 10,240	$ 10,310	$ 9,153

Taxable equivalent net interest income	$ 44,526	$ 44,693	$ 43,084	$ 43,833	$ 43,474

Per common share data
Net income per common share - basic	$ 0.41	$ 0.45	$ 0.39	$ 0.39	$ 0.34
Net income per common share - diluted	$ 0.41	$ 0.45	$ 0.39	$ 0.39	$ 0.34
Dividends declared	$ 0.16	$ 0.15	$ 0.15	$ 0.14	$ 0.14
Book value (period end)	$ 23.82	$ 23.40	$ 23.01	$ 22.83	$ 22.88
Tangible book value (period end) (1)	$ 13.17	$ 12.72	$ 12.30	$ 12.09	$ 12.11
Average common shares outstanding - basic	26,629,360	26,610,450	26,589,013	26,586,953	26,586,953
Average common shares outstanding - diluted	26,629,543	26,611,409	26,590,410	26,587,471	26,587,281
Period end common shares outstanding	26,629,360	26,629,360	26,593,510	26,586,953	26,586,953
Full time equivalent employees	1,377	1,406	1,376	1,377	1,371

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights									Page 10
(unaudited, dollars in thousands)
	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
Asset quality data	2011		2011		2011		2010		2010
Past due loans - accruing:
Loans past due 30-89 days	$ 23,658		$ 19,047		$ 22,367		$ 24,774		$ 23,661
Loans past due 90 days or more	6,401		6,732		4,869		7,683		7,316
Total past due loans	$ 30,059		$ 25,779		$ 27,236		$ 32,457		$ 30,977

Non-performing assets:
Troubled debt restructurings (1)	$ 27,416		$ 36,437		$ 36,636		$ 47,483		$ 35,532
Non-accrual loans:
Troubled debt restructurings on non-accrual	16,312		17,632		13,153		9,864		5,607
Other non-accrual loans	40,505		44,409		46,418		38,956		47,971
Total non-accrual loans	56,817		62,041		59,571		48,820		53,578
Total non-performing loans	84,233		98,478		96,207		96,303		89,110
Other real estate and repossessed assets	4,687		5,012		5,554		8,069		8,577
Total non-performing assets	$ 88,920		$ 103,490		$ 101,761		$ 104,372		$ 97,687

Criticized and classified loans:
Criticized loans	$ 147,572		$ 169,162		$ 172,760		$ 179,905		$ 192,817
Classified loans	123,102		136,583		136,807		140,311		128,578
Total criticized and classified loans	$ 270,674		$ 305,745		$ 309,567		$ 320,216		$ 321,395

Loans past due 30-89 days / total loans	0.73%		0.58%		0.69%		0.75%		0.71%
Loans past due 90 days or more / total loans	0.20		0.21		0.15		0.23		0.22
Non-performing loans / total loans	2.60		3.02		2.97		2.93		2.69
Non-performing assets/total loans, other
real estate and repossessed assets	2.74		3.17		3.13		3.17		2.94
Criticized and classified loans / total loans	8.35		9.37		9.54		9.74		9.69

Allowance for loan losses
Allowance for loan losses	$ 55,098		$ 61,418		$ 61,440		$ 61,051		$ 58,989
Provision for credit losses	10,836		6,802		8,041		9,625		11,778
Net loan and deposit account overdraft charge-offs	17,392		6,877		8,298		6,641		17,705

Annualized net loan charge-offs /average loans	2.11%		0.85%		1.03%		0.80%		2.09%
Allowance for loan losses/total loans	1.70%		1.88%		1.89%		1.86%		1.78%
Allowance for loan losses/non-performing loans	0.65	x	0.62	x	0.64	x	0.63	x	0.66	x
Allowance for loan losses/non-performing loans and
loans past due	0.48	x	0.49	x	0.50	x	0.47	x	0.49	x

	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
	2011		2011		2011		2010		2010
Capital ratios
Tier I leverage capital	8.69%		8.59%		8.53%		8.35%		8.17%
Tier I risk-based capital	12.49		12.35		12.23		11.94		11.63
Total risk-based capital	13.74		13.61		13.48		13.20		12.89
Average shareholders' equity to average assets	11.57		11.42		11.37		11.33		11.23
Tangible equity to tangible assets (2)	6.72		6.59		6.43		6.33		6.34

(1) Balances include troubled debt restructurings that are accruing interest. Troubled debt restructurings not accruing interest are included in non-accrual loans.
(2) See non-GAAP financial measures for additional information relating to the calculation of this item.

NON-GAAP FINANCIAL MEASURES						Page 11
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
(unaudited, dollars in thousands)	2011	2011	2011	2010	2010	2011	2010
Return on average tangible equity:
Net income (annualized)	$ 43,694	$ 47,805	$ 41,531	$ 40,903	$ 36,313	$ 44,351	$ 33,828
Plus: amortization of intangibles (annualized) (1)	1,545	1,577	1,629	1,724	1,743	1,583	1,791
Net income before amortization of intangibles (annualized)	45,239	49,382	43,159	42,627	38,056	45,934	35,619

Average total shareholders' equity	631,174	619,954	610,077	611,497	608,932	620,479	603,802
Less: average goodwill and other intangibles	(284,003)	(284,611)	(285,219)	(285,860)	(286,537)	(284,607)	(287,217)
Average tangible equity	347,171	335,343	324,858	325,637	322,395	335,872	316,585

Return on average tangible equity	13.03%	14.73%	13.29%	13.09%	11.80%	13.68%	11.25%

	Period End
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2011	2011	2011	2010	2010
Tangible book value:
Total shareholders' equity	$ 634,402	$ 623,037	$ 611,978	$ 606,863	$ 608,287
Less: goodwill and other intangible assets	(283,737)	(284,336)	(284,941)	(285,559)	(286,228)
Tangible equity	350,665	338,701	327,037	321,304	322,059

Common shares outstanding	26,629,360	26,629,360	26,593,510	26,586,953	26,586,953

Tangible book value	$ 13.17	$ 12.72	$ 12.30	$ 12.09	$ 12.11

Tangible equity to tangible assets:
Total shareholders' equity	$ 634,402	$ 623,037	$ 611,978	$ 606,863	$ 608,287
Less: goodwill and other intangible assets	(283,737)	(284,336)	(284,941)	(285,559)	(286,228)
Tangible equity	350,665	338,701	327,037	321,304	322,059

Total assets	5,502,158	5,425,907	5,368,852	5,361,458	5,362,623
Less: goodwill and other intangible assets	(283,737)	(284,336)	(284,941)	(285,559)	(286,228)
Tangible assets	5,218,421	5,141,571	5,083,911	5,075,899	5,076,395

Tangible equity to tangible assets	6.72%	6.59%	6.43%	6.33%	6.34%

(1) Tax effected at 35%.